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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A
                          (Amendment No. 1 to Form 8-B)

                For registration of certain classes of securities
                     pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

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                         VIRGINIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


               Virginia                                  54-1829288
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                               102 S. Main Street
                            Culpeper, Virginia 22701
               (Address of principal executive offices) (zip code)



         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
 General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: Not applicable



         Securities to be registered pursuant to Section 12(b) of the Act:


     Title of each class                    Name of each exchange on which each
     to be so registered                        class is to be registered
     -------------------                        -------------------------

        Not applicable                                Not applicable

         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $5.00 par value per share
                                (Title of class)

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                                Explanatory Note

         Virginia Financial Corporation filed a Form 8-B Registration of Securities of Certain Successor Issuers with the Securities and Exchange Commission on March 24, 1997 (the "Form 8-B"). In connection with its merger with Virginia Commonwealth Financial Corporation on January 18, 2002, Virginia Financial Corporation amended and restated its articles of incorporation and, among other things, changed its name to Virginia Financial Group, Inc. Virginia Financial Group, Inc. hereby amends the Form 8-B in its entirety by the filing of this Form 8-A.

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the common stock of Virginia Financial Group, Inc. is set forth under the captions "Description of Virginia Financial Group Capital Stock" and "Effect of the Merger on Rights of Shareholders" in the Registration Statement on Form S-4, as amended (File No. 333-69216), filed by Virginia Financial Corporation, the registrant's former name, with the Securities and Exchange Commission (the "Registration Statement"), and such information is hereby incorporated by reference herein. The initial filing of the Registration Statement was made on September 10, 2001.

Item 2.  Exhibits.

The following exhibits are filed as a part of this registration statement:



         Exhibit Number                      Description of the Exhibit
         --------------                      --------------------------
             3.1                Articles of Incorporation of Virginia Financial Group, Inc.*
             3.2                Bylaws of Virginia Financial Group, Inc.*



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* Incorporated herein by reference from Virginia Financial Group, Inc.'s Current
  Report on Form 8-K filed on January 30, 2002.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       Virginia Financial Group, Inc.

                                       By:      /s/ Jeffrey W. Farrar
                                          --------------------------------------
                                                Jeffrey W. Farrar
                                                Executive Vice President
                                                  and Chief Financial Officer

Dated: February 22, 2002




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                                  EXHIBIT INDEX


        Exhibit Number                    Description of the Exhibit
        --------------                    --------------------------
             3.1                Articles of Incorporation of Virginia Financial Group, Inc.*
             3.2                Bylaws of Virginia Financial Group, Inc.*


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* Incorporated herein by reference from Virginia Financial Group, Inc.'s Current
  Report on Form 8-K filed on January 30, 2002.

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